Exhibit 10.3 Assignment of Patent



     WHEREAS, I, Jason Romano (hereinafter referred to as ASSIGNOR), having a post office address of 8643 Grenadier Drive, Dallas, Texas 75238, am the sole inventor of an invention entitled `HAIR/SCALP TREATMENT DEVICE," as described and claimed in the specification for which an application for United States letters patent was filed on May 17, 1995, and assigned Application No. 08/442,981, now U. S. Patent No. 5,803,093, issued September 8, 1998; and

         WHEREAS, Massimo Enterprises, Inc. (hereinafter referred to as ASSIGNEE), a corporation of the State of Texas, having a place of business at 8643 Grenadier Drive, Dallas, Texas 75238, is desirous of acquiring the entire right, title and interest in and to the invention and in and to the above and any other letters patents that may be granted therefor in the United States and in any and all foreign countries;

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR hereby sells, assigns and transfers unto said ASSIGNEE the entire right, title and interest in and to said invention, said application, the above, and any and all other letters patents which may be granted for said invention in the United States of America and its territorial possessions and in any and all foreign countries, and in any and all divisions, reissues and continuations thereof, including the right to file foreign applications directly in the name of ASSIGNEE and to claim priority rights deriving from said United States application to which said foreign applications are entitled by virtue of international convention, treaty or otherwise, said invention, application and all letters patent on said invention to be held and enjoyed by ASSIGNEE and its successors and assigns for their use and benefit and of their successors and assigns as fully and entirely as the same would have been held and enjoyed by ASSIGNOR had this assignment, transfer and sale not been made. ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks to issue all letters patent on said invention to ASSIGNEE. ASSGNOR agrees to execute all instruments and documents required for the making and prosecution of applications for United States and foreign letters patent on said invention, for litigation regarding said letters patent, or for the purpose of protecting title to said invention or letters patent therefor.



1-11-99_______________________              /s/ Jason Romano__________________
Date                                                 Jason Romano


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STATE OF TEXAS             }
                                    }
COUNTY OF DALLAS  }

         I certify that I know or have satisfactory evidence that Jason Romano is the person who appeared before me, and said person acknowledged that he signed this instrument and acknowledged it to be his free and voluntary act for the uses and purposes mentioned in the instrument.

                Dated _January 11, 1999__________________________

                   Notary Public /s/  Jeanette D. Payton_________________
                   Printed Name   Jeanette D. Payton___________________

                   My appointment expires _2-8-01__________________________